Exhibit 99.1

FOR IMMEDIATE RELEASE
Layne Christensen Company Files Extension for Fiscal 2012 Form 10-K Filing
Reschedules Release of Financial Results and Conference Call

Mission Woods -- April 10, 2012 -- Layne Christensen Company (Nasdaq:LAYN) (“Layne” or “the Company”), today announced that it will file a Form 12b-25 Notification of Late Filing for its Annual Report on Form 10-K for the year ended January 31, 2012 with the United States Securities and Exchange Commission (“SEC”).  The Form 12b-25 will allow the Company an additional 15 calendar days to file the Form 10-K, which would have otherwise been due on April 16, 2012.  As a result of the late filing, Layne has rescheduled the release of its fiscal 2012 fourth quarter and full year financial results and conference call to Thursday, April 19, 2012 from Thursday, April 12, 2012.  The extension will provide additional time necessary to allow Layne to finalize the review of the impairment charges as discussed in its announcement on March 22, 2012 and appropriately incorporate these and other matters into Layne’s fiscal 2012 Form 10-K.

Financial Results Conference Call

Layne will issue its financial results for the fourth quarter and fiscal year ended January 31, 2012 on Thursday, April 19, 2012 before the stock market opens.  Rene Robichaud, President & CEO, and Jerry W. Fanska, Senior Vice President – Finance, will conduct a conference call at 11:00 AM ET / 10:00 AM CT on Thursday April 19, 2012.  Interested parties may participate in the call by dialing (877) 212-6082 (Domestic) or (707) 287-9332 (International).

The conference call will also be broadcast live via the Investor Information sector of Layne’s website at www.layne.com. To listen to the live call, please go to the website at least 15 minutes early to register, download and install any necessary audio software. If you are unable to listen live, the conference call will be archived on the website for approximately 90 days.

About Layne

Layne is a global solutions provider to the world of essential natural resources —water, mineral and energy. We offer innovative, sustainable products and services with an enduring commitment to safety, integrity and excellence.

CONTACTS:	Layne Christensen Company
Jerry W. Fanska
Sr. Vice President Finance - Treasurer
913-677-6858
www.layne.com

The Equity Group, Inc.
Devin Sullivan
Senior Vice President
212-836-9608
DSullivan@equityny.com

Thomas Mei
Account Executive
212-836-9614
tmei@equityny.com